UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Scientist Home Future Health Limited

(Exact name of registrant as specified in its charter)

Date: November 25, 2024

Nevada	2844	30-1416636
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

3/F, Mow Hing Industrial Building, 205 Wai Yip Street,

Kwun Tong, Kowloon, Hong Kong

Issuer's telephone number: +852 5702 3076

Company email: scientisthomefh@gmail.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal mailing address)

Chan Siu Hung
Chief Executive Officer

3/F, Mow Hing Industrial Building, 205 Wai Yip Street,

Kwun Tong, Kowloon, Hong Kong

Telephone number: +852 5702 3076

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_|	Smaller reporting company |X|
Emerging growth company |X|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. |_|

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

PRELIMINARY PROSPECTUS

Scientist Home Future Health Limited

2,700,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Scientist Home Future Health Limited. Upon completion of this Offering, we will attempt to have the shares quoted on the OTC Pink Open Market, also known as the “Pink Sheets,” operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the Pink Sheets. To be quoted on the Pink Open Market, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock. If this were to occur, your investment may be negatively impacted as you may be unable to sell your shares.

In this public offering we, “Scientist Home Future Health Limited” are offering 2,700,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer and Director, Mr. Chan Siu Hung. There is uncertainty that we will be able to sell any of the 2,700,000 shares being offered herein by the Company. Chan Siu Hung will not receive any commissions or proceeds for selling the shares on our behalf. All of the shares being registered for sale by the Company will be sold at a fixed price of $1.50 per share for the duration of the Offering. Assuming all of the 2,700,000 shares (100%) being offered by the Company are sold, the Company will receive $4,050,000 in net proceeds. Assuming 2,025,000 shares (75%) being offered by the Company are sold, the Company will receive $3,037,500 in net proceeds. Assuming 1,350,000 shares (50%) being offered by the Company are sold, the Company will receive $2,025,000 in net proceeds. Assuming 675,000 shares (25%) being offered by the Company are sold, the Company will receive $1,012,500 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to further our Company's business plan going forward, and additional funding avenues may be necessary.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our director for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Scientist Home Future Health Limited is a Nevada corporation. The Company operates through its wholly owned subsidiaries and currently sells its products in Hong Kong. In the future, it plans to expand into neighboring markets across Asia.

Currently, we have 23,480,000 shares of common stock, $0.0001 par value, issued and outstanding.

As of the date of this Registration Statement, our Chief Executive Officer and Director, Mr. Chan Siu Hung, is able to control approximately 85.18% of the voting power of the Company. As such, Mr. Chan has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

If Chan Siu Hung sells all of the shares being offered, pursuant to the offering by the Company herein, then he will be able to control approximately 76.39% of the voting power of the Company, which still constitutes controlling interest of the Company.

Scientist Home Future Health Limited specializes in retailing health supplements and topical creams. Currently, the company sells its products in Hong Kong and plans to expand into neighboring markets across Asia. The Company aims to address current health challenges while supporting long-term wellness for a diverse customer base.

Scientist Home Future Health Limited operates through its wholly owned subsidiaries. It is an entity incorporated in Nevada, US, but is conducting business primarily in Hong Kong. Investors purchasing an interest in the Company are doing so directly in Scientist Home Future Health Limited. The Company is subject to following Hong Kong laws and regulations:

•	General contract laws govern commercial transactions, emphasizing the importance of well-drafted contracts to avoid disputes and legal consequences.
•	The Personal Data (Privacy) Ordinance (PDPO), is a fundamental regulation governing the collection, use, and handling of personal data. Non-compliance with PDPO can lead to fines and legal actions, with potential repercussions on the company's reputation and customer trust.

•	Cybersecurity and data security regulations, guided by local guidelines and international standards, aim to safeguard against breaches that may result in data loss, financial losses, and regulatory penalties.

•	Intellectual property protection, governed by trademark, copyright, and patent laws, is essential to prevent infringement issues and legal disputes that could compromise the company's business exclusivity.

•	Consumer protection laws, such as the Trade Descriptions Ordinance, are crucial for safeguarding consumer rights, and violations can result in legal actions and damage to the company's reputation.

•	The Competition Ordinance prohibits anti-competitive conduct, and adherence is critical to avoid fines, legal actions, and damage to market reputation.

•	Tax laws, outlined in the Inland Revenue Ordinance, govern corporate taxation, and non-compliance may lead to penalties, audits, and legal consequences.

•	Employment laws, including the Employment Ordinance, establish regulations for employment relationships, and failure to comply may result in legal actions, fines, and damage to employer reputation.

Each of the above regulations play a crucial role in shaping the legal framework for retailing operations in Hong Kong, and adherence is paramount to ensuring sustainable and compliant business practices in the region. The enforceability of civil liabilities in Hong Kong is a cornerstone of the region's legal system, rooted in the principles of the common law. Hong Kong's legal framework provides a robust and transparent environment for addressing civil disputes, ensuring that contractual agreements and legal obligations are upheld. The common law system, inherited from the British legal tradition, operates on established legal precedents and principles, contributing to clarity and consistency in legal interpretations. Parties involved in civil disputes in Hong Kong have access to an independent and impartial judiciary, and the court system is structured to handle a diverse range of civil cases. Once a judgment is obtained from a Hong Kong court, various enforcement measures, such as asset seizure and wage garnishment, can be employed. Hong Kong also has reciprocal enforcement agreements with numerous jurisdictions, facilitating the recognition and enforcement of foreign judgments. Arbitration, as an alternative dispute resolution method, is widely utilized, and arbitral awards enjoy enforceability similar to court judgments. While the legal framework in Hong Kong is well-established, businesses should be mindful of associated costs and timelines in legal proceedings. Clear contractual terms, legal advice, and consideration of alternative dispute resolution mechanisms contribute to effective dispute resolution.

Data security impact towards business and offering

Hong Kong's data security law primarily revolves around the Personal Data (Privacy) Ordinance (PDPO), which governs the collection, use, and handling of personal data in the region, serves as the foundational legislation for data protection in Hong Kong. It outlines principles and requirements for the lawful collection, processing, and use of personal data. These principles include obtaining consent, ensuring data accuracy, limiting data use to the purpose for which it was collected, and implementing security measures to protect personal data from unauthorized access, disclosure, alteration, or destruction. The PDPO sets out six data protection principles that organizations must adhere to when handling personal data. These principles include the purpose and manner of collection, accuracy and duration of retention, use of data, security measures, openness about policies and practices, and individuals' rights to access and correct their personal data. Organizations are required to implement appropriate technical and organizational measures to safeguard personal data against unauthorized or unlawful access, processing, or disclosure. These measures may include encryption, access controls, regular security assessments, staff training, and data breach response plans. The PDPO restricts the transfer of personal data outside of Hong Kong unless certain conditions are met, such as obtaining consent from the data subject or ensuring that the receiving jurisdiction offers an adequate level of data protection. The Office of the Privacy Commissioner for Personal Data (PCPD) oversees compliance with the PDPO and investigates complaints related to personal data privacy breaches. Non-compliance with the PDPO can result in penalties, fines, and even imprisonment for serious violations.

Non-compliance with data security regulations can result in significant regulatory penalties, fines, or legal actions, impact businesses' performance and limiting growth opportunities and market prospects. Data breaches or violations of data security regulations can damage a company's reputation and erode investor confidence.

This could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price of $1.50 per share for the duration of the offering. The Company estimates the costs of this offering at about $107,000. All expenses incurred in this offering are being paid for by the Company. The Company may use proceeds from this offering to pay for offering expenses.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account, a subsidiary of the Company, or a designated account to be used as escrow; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

No arrangement has been made for escrow currently, and we are not aware, at this time, of any potential impact this may have on investors. If we are to utilize the services of an escrow agent, it is our intent to have arrangements with an escrow agent established before commencing this offering. As indicated throughout, however, we may not utilize the services of an escrow agent.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

 The date of this prospectus is November 25, 2024.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through November 30, 2025 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

In this Prospectus, “Scientist Home Future Health Limited,” “the Issuer,” the “Company,” “we,” “us,” and “our,” refer to Scientist Home Future Health Limited, unless the context otherwise requires. Unless otherwise indicated, the term ''fiscal year'' refers to our fiscal year ending December 31th. Unless otherwise indicated, the term ''common stock'' refers to shares of the Company's common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 4, and the financial statements, before making an investment decision.

Corporate History

Scientist Home Future Health Limited (“we”, “us”, “our”, or the “Company”), was incorporated on July 3, 2024 in the State of Nevada.

On July 3, 2024, Mr. Chan Siu Hung was appointed Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director of the Company.

On July 3, 2024, we sold 100,000 shares of restricted Common Stock to Mr. Chan Siu Hung, at a price of $0.0001 per share of Common Stock. The total subscription amount paid by Mr. Chan was $10. Mr. Chan serves as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

On August 14, 2024, we sold 19,900,000 shares of restricted Common Stock to Mr. Chan Siu Hung, at a price of $0.0001 per share of Common Stock. The total subscription amount paid by Mr. Chan was $1,990.

On September 9, 2024, we sold 1,160,000 shares of restricted Common Stock to Chee Lay Peng, Chan Yan Kit, and Yuen Wai Ling, at a price of $0.002 per share of Common Stock. The total subscription amount paid by each party was $2,320. The total number of shares sold pursuant to the aforementioned transactions was 3,480,000 shares.

The proceeds from the sale of all the shares mentioned above went to the Company to be used as working capital.

The aforementioned sales of shares were conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sales of shares were made only to non-U.S. persons/entities (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On September 26, 2024, the Company acquired 100% of Scientist Home Future Health Holding Limited, a company domesticated in the Marshall Islands, from Mr. Chan Siu Hung, who is our Chief Executive Officer and Director. The total consideration paid pursuant to this acquisition was $1.00. This transaction is classified as a related party transaction.

Scientist Home Future Health Holding Limited has one wholly owned subsidiary, “Scientist Home Future Health Limited,” which is domesticated in Hong Kong. A diagram of our corporate structure is below.

The Company has elected December 31 as its fiscal year end.

Nature of Business

Scientist Home Future Health Limited is a Nevada corporation. The Company operates through its wholly owned subsidiaries.

Scientist Home Future Health Limited specializes in retailing health supplements and topical creams. Currently, the Company sells its products in Hong Kong and plans to expand into neighboring markets across Asia. The Company aims to address current health challenges while supporting long-term wellness for a diverse customer base.

Our Offering

We have authorized capital stock consisting of 200,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”).

We have 23,480,000 shares of common stock issued and outstanding. Through this offering we will register a total of 2,700,000 shares. These shares represent 2,700,000 additional shares of common stock to be issued by us in a direct public offering. We may endeavor to sell all 2,700,000 shares of common stock after this registration becomes effective. The price at which we, the company, offer these shares is at a fixed price of $1.50 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock.

As of the date of this Registration Statement, our Chief Executive Officer and Director, Mr. Chan Siu Hung, is able to control approximately 85.18% of the voting power of the Company. As such, Mr. Chan has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

If Chan Siu Hung sells all of the shares being offered, pursuant to the offering by the Company herein, then he will be able to control approximately 76.39% of the voting power of the Company, which still constitutes controlling interest of the Company.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price of $1.50 for the duration of the offering. The Company estimates the costs of this offering at about $107,000. All expenses incurred in this offering are being paid for by the Company. At this time, we have no cash management policies that dictate how funds are transferred.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account, a subsidiary of the Company, or a designated account to be used as escrow; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

No arrangement has been made for escrow currently, and we are not aware, at this time, of any potential impact this may have on investors. If we are to utilize the services of an escrow agent, it is our intent to have arrangements with an escrow agent established before commencing this offering. As indicated throughout, however, we may not utilize the services of an escrow agent.

Operating a business in Hong Kong entails various risks related to legal, and regulatory factors. The legal landscape involves adherence to laws such as the Personal Data (Privacy) Ordinance (PDPO), intellectual property laws, and general commercial regulations. Challenges may arise from data security and privacy concerns, coupled with the absence of a comprehensive competition law.

*We will notify investors by filing a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

2,700,000 shares of common stock, with a fixed price of $1.50 per share offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price of $1.50 per share for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	23,480,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	26,180,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $1.50.

The offering price for the shares will remain constant for the duration of the offering and will be fixed at $1.50 per share of common stock.

Use of Proceeds	We intend to use the gross proceeds for, but not limited to, establishment of health centers, staffing expenses, advertising and marketing expenses, expenses related to ongoing reporting requirements, and offering expenses.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 2,700,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer and Director, Mr. Chan Siu Hung will sell the 2,700,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.

Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $107,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Failure to meet client expectations could negatively impact our market position.

Inability to meet client expectations poses a risk to our ability to grow and secure market share. If our clients are dissatisfied with our products, they may choose to purchase alternatives from competitors, leading to reduced revenue and decreased market share.

If we fail to maintain quality products and value, our sales and operating results could be adversely impacted.

Our success depends on the safety and quality of products that we obtain from our suppliers, which directly influence customer perceptions of our brand. If we fail to uphold the expected level of quality and value, our sales and operating results may suffer. Any decline in the quality of products from our suppliers could significantly impact our business operations, potentially forcing us to identify other suppliers or alter our business strategy significantly.

We may incur losses due to product liability, recalls, or adverse publicity

We may face significant losses from product liability claims, recalls, or negative publicity related to products supplied by our partners. If our products are found to be defective, unsafe, or contaminated, we could be subject to claims, indemnities, or regulatory actions. In severe cases, product-related incidents resulting in injury or death could lead to legal action, forced recalls, or even the shutdown of certain operations by regulatory authorities. Such disruptions could incur additional costs, divert management’s focus, and adversely impact our business, financial condition, and operational results.

Competition from both large, established industry participants and new market entrants may negatively affect our current and future results of operations.

We operate in a highly competitive market, facing strong competition from both large multinational health supplements suppliers and emerging players across Asia, particularly in Hong Kong. Many established competitors benefit from greater resources, superior market access, and quicker adaptability to evolving customer needs. If we are unable to continue to compete effectively, it could have an adverse impact on our business, operations performance and financial condition.

Holding Foreign Companies Accountable Act

Our auditor is located in Malaysia. Holding Foreign Companies Accountable Act (“HFCAA”) introduces additional compliance requirements for foreign companies listed on U.S. exchanges, including specific mandates regarding the oversight of auditors by the Public Company Accounting Oversight Board (PCAOB), investors should be cognizant of the potential limitations the PCAOB may face in inspecting or overseeing our auditor based in Malaysia. This geographical distinction may impact the Company compliance with regulatory requirements and adherence to financial reporting standards. Furthermore, investors should recognize that non-compliance with the HFCAA and related regulations could lead to potential risks of delisting from U.S. exchanges.

These risks could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements. Investors relying upon this misinformation may make an uninformed investment decision. If we could not provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information. This could result in the trading price of our common stock to drop significantly and result in a loss of some or all of your investment.

The loss of the services of our officer and director could negatively impact our business development.

The development of our business will continue to place a significant demand on the leadership and expertise of our executive officer. Our future success depends upon the continued services of our key leaders, including Chan Siu Hung, our Chief Executive Officer, Chief Financial Officer, president, secretary, treasurer, and director. Chan Siu Hung is critical in driving our strategic initiatives and operational execution. The loss of the services of our officer and director could negatively impact on our ability to develop our services, which could adversely affect our financial results and impair our growth.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our success relies on attracting, developing, and retaining skilled personnel across our organization, particularly senior executives and other key team members. Given the competitive landscape in our industry, securing top talent is critical for our growth. Losing key individuals or facing challenges in quickly replacing them could disrupt operations and impede our strategic objectives. In addition, failure to engage or motivate our existing team may adversely impact our ability to execute our business strategy effectively.

If we fail to maintain the value of our brand, our sales are likely to decline.

Our success depends on the value created by Scientist Home Future Health Limited. Maintaining, promoting and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality customer experience. Our brand could be adversely affected if we fail to achieve these objectives or if our public image or reputation were to be tarnished by negative publicity. Any of these events could result in a decrease in sales and market share.

We may be affected by the currency peg system in Hong Kong.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

The requirements of being a public company may strain our resources, divert our management's attention and affect our ability to attract and retain qualified board members.

As a public company, we will be subject to the reporting requirements of the Exchange Act and will be required to comply with the applicable requirements of the Sarbanes-Oxley Act and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, making some activities more difficult, time-consuming or costly and more demanding on our resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management's attention may be diverted from other business concerns, which could harm our business and results of operations. We may need to hire more employees to comply with these requirements in the future, which will increase our costs and expenses.

Our inability to successfully operate as a public company could cause you to lose part of or your entire investment.

We have limited experience in complying with the complex rules and regulations required of a public company. As a result, there is a risk that we may not be able to operate successfully as a public company, even if our operations themselves are otherwise successful. While we intend to fully comply with all applicable public company regulations, failure to do so could materially adversely affect our operations and your investment. In the worst case, our inability to meet these requirements could lead to a loss of your entire investment.

We anticipate that our quarterly financial results will exhibit fluctuations.

The variability in our revenue and operational outcomes from one quarter to another is expected to be substantial due to various factors, including shifts in:

·	General economic conditions;

·	Our ability to retain and expand our client base, as well as attract new clients;
·	Administrative expenditures;

·	Advertising and other marketing expenditures.

Because of the fluctuation resulting from these and other variables, our future quarterly operational results may fall short of the expectations of both public market analysts and investors.

If we fail to establish and maintain an effective system of internal control, we may be unable to report our financial results accurately; any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the future trading price and or market price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. Although we have established written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements, such requirements and application policies may change, and the learning curve may render us having a lack of formal process and timeline for closing the books and records at the end of each reporting period and such weaknesses restrict our ability to timely gather, analyze and report information relative to the financial statements. Our management is composed of only one individual at this time resulting in a situation where limitations on segregation of duties exist. In order to remedy this situation, we would need to hire additional staff and this will impact the bottom line of our earnings. Any and all efforts to hire additional staff to remedy this deficiency are in the planning stages, and have not yet been determined with any level of specificity.

U.S. investors may have difficulty enforcing judgments against our Company and Officers.

We are a Nevada corporation and most of our assets are and will be located outside of the United States. Almost all of our operations will and are already conducted in Hong Kong. In addition, our officers and directors are residents of a country other than the United States, with the majority of their assets outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon them. It may also be difficult to enforce court judgments on the civil liability provisions of the U.S. federal securities laws against our Company, our officers, and directors, since they are not residents of the United States. In addition, there is uncertainty as to whether the courts of Hong Kong or other Asian countries would recognize or enforce judgments of U.S. courts.

The JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million and annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market or demand for our common stock and the perceived value of our common stock may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Risks Relating to the Company’s Securities

Potential dilution and impact on market price of our common stock

We are not restricted from issuing additional common stock, including securities convertible into, exchangeable for, or representing the right to receive common stock. Future sales of our common stock or such securities, or the perception that these sales may occur, could negatively affect the market price of our common stock. This dilution could result in a decrease in the value of your investment.

No intention to pay dividends

We do not intend to declare or pay any cash dividends on our common stock. Our current plan is to retain any future earnings for reinvestment in the business, and we do not expect to pay dividends in the foreseeable future.

Our securities lack a pre-existing market, and the emergence of an active trading market is uncertain, potentially causing our common stock to trade below the offering price set herein.

Prior to this offering, our common stock has not been publicly traded or quoted on any recognized exchange or quotation system. As a result, the emergence of an active trading market for our common stock is uncertain, and the market price following this offering may differ from the offering price. There is no assurance that you will be able to resell your shares at or above the offering price.

We intend to have our common stock quoted on the OTC Pink Open Market upon completion of this offering. However, in order for our stock to be quoted, a market maker must file an application on our behalf to make a market for our common stock. There is no guarantee that a market maker will agree to file the necessary application with FINRA or that the application will be approved.

The development of an active trading market for our common stock, if it occurs, and its liquidity are unpredictable. If an active public market does not emerge or is not sustained, you may face challenges in selling your common stock, either at an attractive price or at any price at all.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock, if a public market for our common stock is to develop. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price or perceived value of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

As a result of Mr. Chan Siu Hung’s voting control of the Company, he has the ability to control virtually all business matters, and matters which require a vote of shareholders.

Mr. Chan Siu Hung currently holds approximately 85.18% of the voting control of the company, giving him the ability to control virtually all business matters requiring shareholder approval. This includes the election of directors, amendments to organizational documents, and major corporate transactions such as mergers, changes in control, or the sale of assets. As a result, shareholders will have limited ability to influence decisions that require a shareholder vote, and the company is unlikely to be subject to a takeover by a third party due to Mr. Chan’s dominant equity stake.

If Mr. Chan sells all the shares offered in this offering, he will still retain approximately 76.39% of the voting power, maintaining a controlling interest in the company.

In the future, we may choose to issue additional shares of our common stock, potentially leading to dilution for our current stockholders.

Our Certificate of Incorporation permits the issuance of up to 200,000,000 shares of common stock, with 23,480,000 shares already issued and outstanding as of the date of this filing. Issuing additional common shares in the future could result in a significant reduction in the ownership percentage of our common shares held by our existing stockholders. We may determine the value of any common stock issued in the future using discretionary criteria. The issuance of common stock for various purposes such as future services, acquisitions, or other corporate activities may result in the dilution of the value of shares held by our investors and could potentially have an adverse impact on any trading market that may develop for our common stock.

Currently, our Articles of Incorporation and By-Laws do not specifically detail the rights of shareholders.

Pursuant to Nevada Revised Statutes 78.350, stockholders holding shares of common stock are entitled to notice of and to vote at meeting(s). Pursuant Nevada Revised Statues 78.350, unless otherwise provided in the articles of incorporation, or in the certificate of designation establishing the class or series of stock, every stockholder of record of a corporation is entitled at each meeting of stockholders thereof to one vote for each share of stock standing in his or her name on the records of the corporation. If the articles of incorporation, or the certificate of designation establishing the class or series of stock provides for more or less than one vote per share for any class or series of shares on any matter, every reference in this chapter to a majority or other proportion of stock shall be deemed to refer to a majority or other proportion of the voting power of all of the shares or those classes or series of shares, as may be required by the articles of incorporation, or in the certificate of designation establishing the class or series of stock or the provisions of this chapter. As our Articles of Incorporation and By-Laws do not detail voting rights of our shareholders holding shares of common stock, pursuant to Nevada Law, each share has voting rights of 1 vote per share of common stock with the voting rights designated above. Any shareholder rights not specified within our Articles of Incorporation and or By-Laws will automatically default to the provisions set forth by Nevada Laws as it relates to corporations.

Risks Relating to this Offering

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, meaning we are not engaging an underwriter to sell the shares. Instead, the shares will be sold through our Chief Executive Officer, Chan Siu Hung, who will not receive any commissions for his efforts. There is no assurance that Mr. Chan will be able to sell any of the shares. If he is unsuccessful in selling all the shares in the offering, we may need to seek alternative financing to execute our business plan.

We may require additional funding to satisfy our future capital needs, and future financing strategies may adversely affect holders of our common stock.

Our operations may require additional funding. We do not know whether additional financing will be available to us on favorable terms or at all. To the extent we are successful in raising additional capital by issuing equity securities, our stockholders are likely to experience substantial dilution. Any additional equity securities we issue may have rights, preferences or privileges senior to those of existing holders of stock. To the extent that we raise additional funds through collaboration and or other arrangements, we may be required to relinquish some rights that may be perceived to be disfavorable to us. There can be no assurance that we will be able to obtain adequate capital funding in the future to continue operations and implement our strategy. As a result of these uncertainties, there is substantial doubt about our ability to continue as a going concern.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

Investors have no right to withdraw funds or receive a refund

Once funds are invested, investors will not have the right to withdraw their investment or request a refund. Subscription payments will be made to Scientist Home Future Health Limited and held in a designated bank account, which may be used as an escrow account if the Subscription Agreements are in good order and the Company accepts the investment. Currently, no escrow arrangement has been made, and we are unaware of any potential impact this may have on investors. If we decide to utilize an escrow agent, we intend to establish such an arrangement before the offering begins. However, please note that we may choose not to use an escrow agent.

Mr. Chan Siu Hung, our Chief Executive Officer and the sole Member of our Board of Directors, has no prior experience in conducting a best-efforts offering. This lack of experience raises the possibility that we may not be able to secure the necessary funds to initiate our business operations. Additionally, it's important to note that a best-efforts offering does not impose a minimum fundraising requirement.

Consequently, there exists the risk that we may not raise adequate funds to support our planned operations, which could have a detrimental impact on our business, potentially leading to a significant adverse effect on your investment. The inability to effectively execute a best-efforts offering might result in a complete loss of your investment in our company.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the use of the net proceeds from this offering, including for the purposes outlined in the "Use of Proceeds" section. As investors, you will not have the opportunity to assess whether these funds are being used effectively as part of your investment decision. Due to the various factors that may influence how the proceeds are applied, their actual use could differ significantly from the current plan. There is no guarantee that the net proceeds will be used in ways that ultimately enhance the value of your investment. If our management fails to apply the funds effectively, it could negatively impact our business and financial performance, potentially resulting in a loss of some or all of your investment.

We will continue to incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

We will continue to incur significant legal, accounting and other expenses as a result of being a public company. We will also continue to incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and the OTC Markets Group. Our executive officer will need to continue to devote substantial time to these rules and regulations. These rules and regulations are expected to result in higher than average legal and financial compliance costs than if we were a private company and they are expected to make some other activities more time-consuming and costly. These rules and regulations may also make it difficult and expensive for us to obtain directors' and officers' liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers of the Company, which may adversely affect investor confidence and could cause our business or stock price to suffer.

Ongoing costs and expenses to remain in compliance and potential difficulty in selling shares by investors.

We will continue to incur ongoing costs and expenses to comply with SEC reporting requirements under the Securities Exchange Act, including the filing of annual, quarterly, and current reports. These filings will require a portion of our available cash resources, and without sufficient revenue, we may struggle to remain in compliance. If we are unable to generate enough revenue or do not have the necessary cash reserves to meet these compliance obligations, it may be difficult for investors to resell any shares they purchase, or in some cases, they may be unable to sell their shares at all.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Scientist Home Future Health Limited

CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

As of September 30, 2024
Assets
Current assets
Cash and cash equivalents	$18,961
Inventories	4,467
Amount due from a related party	12,951
Total current assets	36,379

Total assets	$36,379

Liabilities and stockholders’ equity
Current liabilities
Other payables and accrued liabilities	$16,754
Deferred revenue	1,027
Amount due to a related party	3,846
Amount due to a director	5,617
Total current liabilities	27,244

Total liabilities	$27,244

Stockholders’ equity
Common stock, par value $0.0001; 200,000,000 shares authorized, 23,480,000 issued and outstanding as of September 30, 2024	$2,348
Additional paid in capital	6,612
Retained earning	175
Total stockholders’ equity	$9,135

Total liabilities and stockholders’ equity	$36,379

Scientist Home Future Health Limited

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

FROM JULY 3, 2024 (DATE OF INCEPTION) TO SEPTEMBER 30, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

From July 3, 2024 (date of inception) to September 30, 2024
Revenues	$59,363

Cost of revenues (including $32,972 of cost of revenues to related party for the period ended September 30, 2024)	(32,972)

Gross profit	26,391

Selling, general and administrative expenses (including $3,846 of selling, general and administrative expenses to related party for the period ended September 30, 2024)	(24,463)

Income from operation	1,928

Other Income	1

Income before income tax	1,929

Income tax provision	(1,754)

Net income	$175

Other comprehensive income:
Foreign currency translation income	-

Total Comprehensive Income	$175

Net income per share, basic and diluted:	0.00

Weighted average number of common shares outstanding – Basic and diluted	11,692,809

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following “Management’s Discussion and Analysis” in conjunction with the section inclusive of our financial statements and the related notes provided elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors”, beginning above on page 4.

We make forward-looking statements in this Registration Statement, in other materials we file with the Securities and Exchange Commission (the “SEC”) or otherwise release to the public. In addition, our management might make forward-looking statements orally to analysts, investors, the media and others. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings) and demand for our food and beverage products, and other statements of our plans, beliefs, or expectations, including the statements contained in this section, regarding our future plans, strategies and expectations are forward-looking statements. In some cases, these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions.

Business Summary

Scientist Home Future Health Limited is a Nevada corporation. The Company operates through its wholly owned subsidiaries. Scientist Home Future Health Limited specializes in retailing health supplements and topical creams. Currently, the company sells its products in Hong Kong and plans to expand into neighboring markets across Asia. The Company aims to address current health challenges while supporting long-term wellness for a diverse customer base.

Results of Operations from July 3, 2024 (Date of Inception) to September 30, 2024

Cash Balance

Our cash and cash equivalents are $18,961. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to continue our current business plan and in order to increase our current level of operations for the next twelve-month period, we require further funding.

Revenues

From July 3, 2024 (Date of Inception) to September 30, 2024, the Company generated revenue in the amount of $59,363. The revenue generated was from the retail sales of health supplements and topical creams.

General and Administrative Expenses

From July 3, 2024 (Date of Inception) to September 30, 2024, the Company had general and administrative expenses in the amount of $24,463. These were primarily comprised of, audit fees, rental fees, company incorporation fees, bank charges, and legal and professional fees.

Net Income

Our net income from July 3, 2024 (Date of Inception) to September 30, 2024 was $175.

Liquidity and Capital Resources

Cash Provided by Operating Activities

Net cash provided by operating activities was $13,489 from July 3, 2024 (Date of Inception) to September 30, 2024. The cash provided by operating activities was attributable to the increase in net income, increase in deferred revenue, and increase in other payables and accrued liabilities.

Cash Provided by Financing Activities

Net cash provided by financing activities was $5,472 from July 3, 2024 (Date of Inception) to September 30, 2024, which was primarily due to proceed from sale of common stock, advances from director, contra by amount due from related parties.

On July 3, 2024, the Company issued 100,000 Common Stock, at par value, $0.0001 per share, to our Chief Executive Officer and Director, Mr. Chan Siu Hung at the amount of $10.

On August 14, 2024, Mr. Chan Siu Hung purchased additional 19,900,000 Common Stock for the total purchase price of $1,990.

On September 9, 2024, the Company sold 3,480,000 Common Stock to 3 private investors at the purchase price of $0.002 per share, or the total purchase price of $6,960.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information, various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein. Statements below that are not specifically sourced are management’s beliefs.

Industry and Market Opportunities

Global Health and Wellness Market

The Company considers the primary industry, as a result of its business activity selling health supplements and topical creams, to be the health and wellness industry with a focus on precision nutrition and nutraceutical supplements.

According to an article published by the Expert Market Research, the global health and wellness market reached approximately USD 3.78 trillion in 2023, driven by an increasing emphasis on improving physical and mental health. This market is projected to grow at a compounded annual growth rate (CAGR) of 4.1% during the forecast period of 2024-2032, potentially reaching around USD 5.45 trillion by 2032.1

The ASEAN region has seen a significant increase in demand for health and wellness products, including traditional medicine, dietary supplements, and skincare products. This trend has been on the rise since 2016 and is expected to continue into the foreseeable future. According to a report by Zion Market Research, the global dietary supplements market valued at US$191.1 billion in 2020, is projected to reach US$307.8 billion by 2028, with a CAGR of 5.9% from 2021 to 2028. This growth indicates a substantial opportunity for health and wellness products in the ASEAN market, driven by increasing consumer awareness and demand for preventive health measures.2

Emerging Trends in Precision Nutrition

The concept of precision nutrition is rapidly gaining traction as it aims to develop nutrition recommendations tailored to individual circumstances and biological characteristics. Due to interactions between genetic backgrounds, physiology, microbiomes, underlying health conditions, behaviours, social influences, and environmental exposures, people's responses to dietary changes and their impact on health can vary significantly. Precision nutrition seeks to optimize health, facilitate disease prevention, and enhance therapeutic benefits through molecular profiling at the individual level. This innovative approach aims to provide sustainable and targeted nutritional recommendations to prevent and care for diseases and improve overall well-being.3

Nutraceutical Supplements

Nutraceutical supplements are increasingly recognized for their nutritional value, therapeutic effects, and safety. These supplements play a crucial role in health promotion and disease prevention, making them an essential component of healthcare services worldwide. The global market for traditional medicine and topical health solutions continues to expand as more people seek to improve their health and prevent diseases through alternative and complementary treatments.

A recent survey suggested that the nutraceutical market is expanding rapidly globally and the probability states that it may reach up to $599 billion by the year 2030. The compounded annual growth rate (CAGR) of nutraceuticals is estimated to be 9.5% in the year 2024 to 2030.4

This increment in the growth of the nutraceutical-based industry is associated with emerging factors such as awareness of the importance of health and wellness, rising demand for nutraceuticals, increasing instances of lifestyle-related disorders at an earlier age and growing consumer spending power in high-growth economies.

References:

1.	https://www.expertmarketresearch.com/reports/health-and-wellness-market
2.	https://www.zionmarketresearch.com/report/dietary-supplements-market
3.	https://www.ncbi.nlm.nih.gov/pmc/articles/PMC9761773/
4.	https://www.grandviewresearch.com/industry-analysis/nutraceuticals-market)

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Scientist Home Future Health Limited (“we”, “us”, “our”, or the “Company”), was incorporated on July 3, 2024 in the State of Nevada.

On July 3, 2024, Mr. Chan Siu Hung was appointed as the Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director of the Company.

On July 3, 2024, we sold 100,000 shares of restricted Common Stock to Mr. Chan Siu Hung, at a price of $0.0001 per share of Common Stock. The total subscription amount paid by Mr. Chan was $10. Mr. Chan serves as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

On August 14, 2024, we sold 19,900,000 shares of restricted Common Stock to Mr. Chan Siu Hung, at a price of $0.0001 per share of Common Stock. The total subscription amount paid by Mr. Chan was $1,990.

On September 9, 2024, we sold 1,160,000 shares of restricted Common Stock to Chee Lay Peng, Chan Yan Kit, and Yuen Wai Ling, at a price of $0.002 per share of Common Stock. The total subscription amount paid by each party was $2,320. The total number of shares sold pursuant to the aforementioned transactions was 3,480,000.

The proceeds from the sale of all the shares mentioned above went to the Company to be used as working capital.

The aforementioned sales of shares were conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sales of shares were made only to non-U.S. persons/entities (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On September 26, 2024, the Company acquired 100% of Scientist Home Future Health Holding Limited, a company domesticated in the Marshall Islands, from Mr. Chan Siu Hung, who is our Chief Executive Officer and Director. The total consideration paid pursuant to this acquisition was $1.00. This transaction is classified as a related party transaction.

Scientist Home Future Health Holding Limited has one wholly owned subsidiary, “Scientist Home Future Health Limited,” which is domesticated in Hong Kong. A diagram of our corporate structure is below.

The Company has elected December 31 as its fiscal year end.

Business Information

Current Business Operations

Scientist Home Future Health Limited is a Hong Kong-based company specializing in the retail trading of health supplements and topical creams. We are dedicated to advancing health and wellness by offering specialized formulations that blend the wisdom of traditional medicine and modern science with the power of natural ingredients. Our mission is to develop sustainable rehabilitation solutions, particularly for degenerative diseases, ensuring that our products not only address current symptoms but also support future, long-term health and recovery.

Our operations are primarily focused in Asia, where we have established a presence in Hong Kong. Additionally, we intend to operate in Singapore, Malaysia and Macau in the future via an online platform. We serve a diverse and growing customer base that values our unique approach to health and wellness. Although we, as a company, are of the opinion that our products are of benefits to our clients, it is important to note that there has been no scientific research conducted to corroborate such claims.

We believe that Scientist Home Future Health Limited is more than just a company - it’s a movement towards better health, driven by innovation, tradition, and a deep respect for the healing power of nature. As we continue to expand our reach, our vision remains clear: to be a leading force in the health and wellness industry.

Below is a description of the products we offer for sale. It must be noted that there is no scientific evidence to support that the below products address health concerns, and all statements pertaining to each of our available products below are in the opinion/belief of the company.   We offer six primary products, comprising health supplements and topical creams developed to address specific health concerns:

1.	Scientist Home Vein Cream: Specially formulated to support vein health, providing effective relief from the discomfort and occurrence of hemorrhoids and varicose veins. This soothing yet potent topical formula targets swelling, inflammation, itching and discomfort, offering a comfortable and safe solution for vein related issues.

2.	Scientist Home Calcification Cream: A multidisciplinary, topical cream formulated to address calcification problems associated with bone, joint and muscle health, as well as the cardiovascular system. It aids to alleviate discomfort and stiffness caused by abnormal calcification in bone, joint, muscle, tendon, ligament, fascia and spine, as well as pain associated with bone spurs. It effectively manages discomfort and pain arising from degenerative joint, muscle strain, soreness after exercise, minor sprains, and bruises.

3.	Scientist Home Spermaceti Cream: This relieving topical cream targets joint and muscle discomfort, making it ideal for arthritis, tendon and ligament strains, and minor sprains and bruises. Enriched with all-natural fatty acids, the cream helps to ease discomfort, inflammation and improve functional performance. By supporting cell membranes and enhancing synovial function, the cream aids in improving flexibility and range of motion, while promoting optimal joint health.

4.	Scientist Home Bone Gelatine Hydrolysate: A nutritional supplement which helps to maintain and enhance bone and joint health. This product helps to stimulate cell regeneration in cartilage, tendon, ligament, and fascia as well as enhancing bone strengths. Comprised of the highest quality bovine gelatine hydrolysate, vitamins and minerals, it helps to build and repair bone, joint and connective tissues and therefore improve physical functionality.

5.	Scientist Home Mixed Gelatine Hydrolysate: This supplement promotes bone and joint health by stimulating cartilage regeneration as well as enhancing bone strength and hardness. It also aids in the health of tendon, ligament, and fascia. Formulated with gelatine hydrolysate derived from chicken cartilage, fish scale, and eggshell membrane, it also features fatty acids and rosehip extract to help mitigate inflammation and discomfort. Enriched with essential vitamins and minerals, this all-natural supplement provides comprehensive support for optimal bone and joint health.

6.	Scientist Home High Concentration Proteinase: This supplement supports various health needs, including bone and joint discomfort, muscle tenderness, airway and lung health, digestive health, intestinal and colon health, and soft tissue injury. It helps to alleviate arthritic joint conditions including rheumatoid arthritis, sinus problems, asthma, and promotes wound healing. This product also addresses conditions like irritable bowel syndrome and cholesterol plaque. Enriched with proteolytic enzymes, it not only enhances digestion but also helps to remove harmful substances, and supports overall health.

Business Model and Operations

We source our products from a related party, specifically Scientist Home Limited in which our Chief Executive Officer Mr. Chan Siu Hung is the sole shareholder and director, and operate as the exclusive distributor for our proprietary products. Our primary revenue stream comes from retail sales. In the future, we intend to facilitate sales through a secure online platform, in addition to direct transactions at our office location. Payments are accepted via cash and bank deposits, offering flexibility and convenience to our customers.

Our sales strategy is multifaceted, including live streaming sessions conducted by our Chief Executive Officer that enhance customer engagement by providing health education, product updates, and demonstrations. These sessions incorporate real case studies, discussing diagnoses and showcasing the transformative results achieved with our products.

In the future, when the company’s online platform is developed, we intend to deliver personalized customer experiences, offering tailored product recommendations based on individual health conditions. The customer will engage with a customer service representative (at this time that role is solely fulfilled by Mr. Chan) via live chat on the online platform during the purchasing process. Information about the customer’s specific health conditions will be gathered, and concerns will be addressed in real time. Based on this interaction, tailored product recommendations will be provided, ensuring that the customer receives the most suitable products for their needs. Our commitment to customer satisfaction extends to personalized follow-ups, in the hopes that each client receives the best possible support and rehabilitation.

Our operations are supported by cross-border e-commerce logistics, enabling the timely delivery of products to both local and international customers. Our cost structure covers the procurement of trading goods, daily operational expenses, and advertising efforts, all strategically managed to support our business growth and market presence.

Competition

Our company operates in a highly competitive health and wellness industry, where product efficacy and customer satisfaction are critical. The primary focus of our competition includes products offering similar health benefits. While many competitors may offer lower-priced alternatives, we believe that our products are created with superior quality ingredients and have greater product effectiveness than our competition.

In the health and wellness sector, we face intense competition from various providers of traditional medicine products, including retail health supplement suppliers, pharmacies, and major companies such as GlaxoSmithKline (with Voltaren), Favorex (with Voltex Kool), and DKSH Hong Kong (with Anusol). These competitors often benefit from significant brand recognition, established customer bases, and extensive financial resources, making the market highly competitive.

We believe that the principal competitive factors in our market include the quality and efficacy of health products, the strength of customer relationships, and the ability to anticipate and meet the evolving needs of our clients. We believe that our competitive strengths, including a diverse range of premium products, convenient one-stop solutions, and exceptional customer service, provide us with a distinct advantage. By leveraging these strengths, we are confident in our ability to not only secure a larger market share but also expand our presence into new geographic markets.

Our Strategies

We intend to implement the following strategies to further develop and expand our business:

Ensure Product Quality and Compliance

At Scientist Home Future Health Limited, maintaining product quality is a central aspect of our business. We adhere to all regulatory requirements in the countries where we operate. This adherence covers all areas of our operations, including production quality control, laboratory testing, and compliance with logistics and customs regulations. All product quality control and testing is conducted by our sole supplier.

For our health supplements, all products meet the standards set by the Hong Kong Food Adulteration (Metallic Contamination) Regulations, ensuring that concentrations of certain metals are within the maximum permitted limits. Additionally, our products comply with microbiological guidelines for food to ensure they are safe for consumption.

Our topical creams comply with FDA regulations concerning mercury compounds, with a maximum permissible concentration of 1 ppm as stipulated in 21 CFR 700.13. The products also meet the GB 7916-87 Hygienic Standard for Cosmetics in the People's Republic of China, ensuring compliance for topical use.

Strengthen Customer Engagement and Follow-up

Our dedication to exceptional customer service is reflected in our proactive approach to monitoring and supporting our clients. We intend to prioritize building strong relationships, when our online platform is completed, with our customers by closely tracking their progress   and ensuring they receive timely and effective support.

Foster Win-Win Partnerships

Strategic partnerships are crucial to our growth, and we are committed to cultivating mutually beneficial relationships with our partners and customers. As our business expands, we envision our partners enjoying the advantages of larger orders, while our customers benefit from more competitive pricing. This win-win approach ensures that everyone involved in our business ecosystem can thrive together.   At present we do not offer any benefits, and this will be an initiative that is enacted at a future date.

We actively seek to create alliances that align with our mission and values, leveraging these relationships to enhance our market presence and deliver added value to our stakeholders. By fostering a collaborative environment, we aim to drive shared success and mutual growth.

Future Plans

1. Establishment of Health Centers: We plan to establish physical health centers in Hong Kong and Singapore, expanding our reach and providing an enhanced customer experience. The Hong Kong center is targeted to open within six months following this offering, with the Singapore location expected within the subsequent six months. These centers will serve as hubs for a comprehensive range of services:

• Offline Services: Customers will have the opportunity to purchase products directly and experience free trials at our physical locations.

• Online Services: Our online platform will provide convenient access to medical report analysis and consultations, providing continuous support and accessible services for our customers anytime, anywhere.

The establishment of these centers will require securing appropriate locations and investing in staff. Cost factors will vary based on real estate and regulatory requirements in each region.

2. Business Expansion: Our strategic vision includes broadening our product line and exploring new markets within the 12 months following this offering. We plan to increase our business footprint through targeted marketing efforts and strategic partnerships, enabling us to reach a wider audience and capitalize on emerging growth opportunities.

To achieve this, we anticipate allocating additional resources for market research and marketing. Associated costs will vary depending on market entry strategy, while risks include competition and regulatory barriers in new markets.

3. Expansion into Pet Health Products: We plan to venturing into the pet health market by introducing a new line of functional pet health foods. This expansion aims to diversify our product offerings and tap into the growing international pet health sector. At this time, we cannot state with any level of specificity when we may begin to expand into pet health products.

Key steps in this expansion will include market research, products sourcing and adherence to animal health regulations. Initial investments will be focused on formulation and development costs, with anticipated challenges surrounding regulatory compliance and establishing brand presence in a competitive market.

4. Integration of Global Health Research: We intend to integrate the latest international health research findings into our product development, to ensure product efficacy and maintain scientific integrity, while this may entail additional time and costs for development.

Employees

Currently our team has 1 employee, which is Mr. Chan Siu Hung, our Director, Chief Executive Officer, and Chief Financial Officer. As our business grows and expands, we intend to increase our workforce by hiring additional full-time management and administrative support personnel to meet increasing operational demands.

Government Regulations

Although the company is not directly subject to specific government regulations related to its business activities, it must adhere to certain regulations in Hong Kong, where its primary operations are conducted. In particular, the company is required to comply with Hong Kong's Personal Data (Privacy) Ordinance, ensuring privacy laws are followed and obtaining explicit consent for the collection and processing of personal data. Failure to comply could result in penalties from regulatory authorities.

Hong Kong's data security law primarily revolves around the Personal Data (Privacy) Ordinance (PDPO), which governs the collection, use, and handling of personal data in the region, serves as the foundational legislation for data protection in Hong Kong. It outlines principles and requirements for the lawful collection, processing, and use of personal data. These principles include obtaining consent, ensuring data accuracy, limiting data use to the purpose for which it was collected, and implementing security measures to protect personal data from unauthorized access, disclosure, alteration, or destruction. The PDPO sets out six data protection principles that organizations must adhere to when handling personal data. These principles include the purpose and manner of collection, accuracy and duration of retention, use of data, security measures, openness about policies and practices, and individuals' rights to access and correct their personal data. Organizations are required to implement appropriate technical and organizational measures to safeguard personal data against unauthorized or unlawful access, processing, or disclosure. These measures may include encryption, access controls, regular security assessments, staff training, and data breach response plans. The PDPO restricts the transfer of personal data outside of Hong Kong unless certain conditions are met, such as obtaining consent from the data subject or ensuring that the receiving jurisdiction offers an adequate level of data protection. The Office of the Privacy Commissioner for Personal Data (PCPD) oversees compliance with the PDPO and investigates complaints related to personal data privacy breaches. Non-compliance with the PDPO can result in penalties, fines, and even imprisonment for serious violations.

Furthermore, attention must be given to intellectual property rights, including proactive steps to prevent trademark infringements. Adhering to copyright laws, particularly in digital marketing, is also crucial. To safeguard the company’s brand and creative assets, conducting thorough trademark searches, registering trademarks in a timely manner, and monitoring for unauthorized use are essential measures.

In developing digital marketing materials, strict compliance with copyright laws is imperative. Obtaining the necessary permissions for third-party content and ensuring adequate protection for the company's own content are key considerations.

As a company operating primarily in Hong Kong, we bear several critical obligations in regards to ensuring compliance with intellectual property (IP) laws, cybersecurity regulations, and privacy legislation, including:

•	Copyright law necessitates a vigilant approach to respecting and safeguarding creative works, requiring the company to obtain proper permissions for use and adhere to copyright durations.

•	Patent law, the obligation lies in securing patents for inventions and respecting the rights of patent holders.

•	Trademark law, the company must actively register and protect its distinctive brands, conduct thorough searches, and diligently enforce trademark rights.

•	International treaties, such as the Paris Convention and Berne Convention, necessitate alignment with global IP standards.

•	Engaging with the Intellectual Property Office becomes imperative, involving seeking guidance, filing applications, and staying informed about IP policies and procedures. In the domain of cybersecurity, the company is obligated to safeguard personal and corporate data, implementing robust security measures and adhering to data breach notification requirements.

•	Customs Recordation places a duty on the company to register trademarks and copyrights with Customs, actively preventing the influx or outflow of counterfeit goods.

•	Privacy laws mandate the protection of individuals' personal information, demanding compliance with consent-based data processing, data security standards, and respect for privacy rights.

Non-compliance not only risks legal consequences but could cause a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Scientist Home Future Health Limited is a Nevada corporation. The Company operates through its wholly owned subsidiaries and currently sells its products in Hong Kong. In the future, it plans to expand into neighboring markets across Asia. The Company is subject to following Hong Kong laws and regulations:

•	General contract laws govern commercial transactions, emphasizing the importance of well-drafted contracts to avoid disputes and legal consequences.
•	The Personal Data (Privacy) Ordinance (PDPO), is a fundamental regulation governing the collection, use, and handling of personal data. Non-compliance with PDPO can lead to fines and legal actions, with potential repercussions on the company's reputation and customer trust.

•	Cybersecurity and data security regulations, guided by local guidelines and international standards, aim to safeguard against breaches that may result in data loss, financial losses, and regulatory penalties.

•	Intellectual property protection, governed by trademark, copyright, and patent laws, is essential to prevent infringement issues and legal disputes that could compromise the company's business exclusivity.

•	Consumer protection laws, such as the Trade Descriptions Ordinance, are crucial for safeguarding consumer rights, and violations can result in legal actions and damage to the company's reputation.

•	The Competition Ordinance prohibits anti-competitive conduct, and adherence is critical to avoid fines, legal actions, and damage to market reputation.

•	Tax laws, outlined in the Inland Revenue Ordinance, govern corporate taxation, and non-compliance may lead to penalties, audits, and legal consequences.

•	Employment laws, including the Employment Ordinance, establish regulations for employment relationships, and failure to comply may result in legal actions, fines, and damage to employer reputation.

Each of the above regulations play a crucial role in shaping the legal framework for retailing operations in Hong Kong, and adherence is paramount to ensuring sustainable and compliant business practices in the region. The enforceability of civil liabilities in Hong Kong is a cornerstone of the region's legal system, rooted in the principles of the common law. Hong Kong's legal framework provides a robust and transparent environment for addressing civil disputes, ensuring that contractual agreements and legal obligations are upheld. The common law system, inherited from the British legal tradition, operates on established legal precedents and principles, contributing to clarity and consistency in legal interpretations. Parties involved in civil disputes in Hong Kong have access to an independent and impartial judiciary, and the court system is structured to handle a diverse range of civil cases. Once a judgment is obtained from a Hong Kong court, various enforcement measures, such as asset seizure and wage garnishment, can be employed. Hong Kong also has reciprocal enforcement agreements with numerous jurisdictions, facilitating the recognition and enforcement of foreign judgments. Arbitration, as an alternative dispute resolution method, is widely utilized, and arbitral awards enjoy enforceability similar to court judgments. While the legal framework in Hong Kong is well-established, businesses should be mindful of associated costs and timelines in legal proceedings. Clear contractual terms, legal advice, and consideration of alternative dispute resolution mechanisms contribute to effective dispute resolution.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is at a fixed price of $1.50 for the duration of the offering. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company at a price of $1.50 per share. There is no assurance that we will raise the full $4,050,000 as anticipated.

Depending on the results of our capital raise, we may need to reallocate how we will use proceeds from this offering, reassess how funds are spent, and in what quantities, depending upon the ultimate amount of funds raised. As such, the below is tentative.

Next 12 months Planned Action	If 675,000 shares (25%) are sold:	If 1,350,000 shares (50%) are sold:	If 2,025,000 shares (75%) are sold:	If 2,700,000 shares (100%) are sold:

Establishing of Heath Centers	$-	$1,000,000	$1,800,000	$2,500,000
Staffing	$100,000	$200,000	$300,000	$350,000
Advertising and Marketing Expenses	$605,500	$518,000	$605,500	$843,000
Expenses Related to Ongoing Reporting Requirements	$200,000	$200,000	$225,000	$250,000
Offering Expenses	$107,000	$107,000	$107,000	$107,000

TOTALS	$1,012,500	$2,025,000	$3,037,500	$4,050,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at about $107,000.

The Company may utilize funds from this offering to pay for offering expenses. It is possible that the Company does not raise enough funds to cover the costs of this offering. There is also the possibility that the Company spends all of the money it may raise, pursuant to this offering, on offering expenses, leaving it no remaining funds to reinvest into its material operations.

DETERMINATION OF OFFERING PRICE

The offering price per share of common stock pursuant to this offering is a fixed price of $1.50. This fixed price was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited operating history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

DILUTION

The price of the current offering is to be fixed at $1.50 per share of common stock for the duration of the offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: “Net increase to original shareholder” below is based upon a par value of $0.0001. Additionally, the below information reflects the deduction of offering expenses from the proceeds of this offering.

	If 25% of the shares in the offering are sold		If 50% of the shares in the offering are sold	If 75% of the shares in the offering are sold	If 100% of the shares in the offering are sold
Offering Price Per Share (Not to Exceed)	$1.5000		1.5000	1.5000	1.5000
Book Value Per Share Before the Offering (Approximate)	$0.0004		0.0004	0.0004	0.0004
Book Value Per Share After the Offering (Approximate)	$0.0379		0.0776	0.1153	0.1510
Net Increase to Original Shareholder (based on par value)	$0.0378		0.0775	0.1152	0.1509
Decrease in Investment to New Shareholders	$1.4621		1.4224	1.3847	1.3490
Dilution to New Shareholders (Approximate %)	97.48%	%	94.83%	92.32%	89.94

Numerator:
Net tangible book value before the offering	$9,135		9,135	9,135	9,135
Net proceeds from this offering	1,012,500		2,025,000	3,037,500	4,050,000
Less offering expenses	(107,000)		(107,000)	(107,000)	(107,000)
Total	$914,635		1,927,135	2,939,635	3,952,135

Denominator:
Shares of common stock outstanding prior to this offering	23,480,000		23,480,000	23,480,000	23,480,000
Shares of common stock to be sold in this offering	675,000		1,350,000	2,025,000	2,700,000
Total	24,155,000		24,830,000	25,505,000	26,180,000

PLAN OF DISTRIBUTION

As of the date of this prospectus, the Company has 23,480,000 shares of common stock outstanding. In connection with this offering, the Company is registering an additional 2,700,000 shares of its common stock for sale at a fixed price of $1.50 per share throughout the offering period.

There is no arrangement to address the possible effect of the offering on the price of the stock.

For this offering, our Chief Executive Officer and Director, Mr. Chan Siu Hung, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Chan Siu Hung is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. He will also not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Chan is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Chan will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Chan will not participate in selling an offering of securities for any single issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Pink Open Market. In order to be quoted on the OTC Pink Open Market a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $1.50 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.50 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than, about, $107,000. At this time the Company only has plans to sell to non-U.S. citizens outside of the United States.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “Scientist Home Future Health Limited”, (ii) a subsidiary of the Company, or (iii) an escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or upon request an account statement for those shares that a holder intends to leave in book entry.

Currently, no escrow arrangement has been made, and we are not aware of any potential impacts this may have on investors. If we choose to utilize the services of an escrow agent, we intend to establish an agreement with one before the offering begins. As mentioned, however, the services of an escrow agent may not be used.

Right to Reject Subscriptions

We reserve the right to accept or reject subscriptions, in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 200,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”).

As of the date of this filing, we have 23,480,000 shares of Common Stock issued and outstanding.

Common Stock

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights. No holder of shares of stock of any class or series shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or series, or of securities convertible into shares of stock of any class or series, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent, however, we anticipate obtaining one in the future, following this offering.

Market Information

Our shares are not currently listed or quoted on any exchange or quotation system.

Holders

As of the date of this registration statement we have 4 shareholders of record of our common stock.

Rights of Shareholders

Pursuant to Nevada Revised Statutes 78.350, stockholders holding shares of common stock are entitled to notice of and to vote at meeting(s). Pursuant Nevada Revised Statues 78.350, unless otherwise provided in the articles of incorporation, or in the certificate of designation establishing the class or series of stock, every stockholder of record of a corporation is entitled at each meeting of stockholders thereof to one vote for each share of stock standing in his or her name on the records of the corporation. If the articles of incorporation, or the certificate of designation establishing the class or series of stock provides for more or less than one vote per share for any class or series of shares on any matter, every reference in this chapter to a majority or other proportion of stock shall be deemed to refer to a majority or other proportion of the voting power of all of the shares or those classes or series of shares, as may be required by the articles of incorporation, or in the certificate of designation establishing the class or series of stock or the provisions of this chapter. As our Articles of Incorporation and By-Laws do not detail voting rights of our shareholders holding shares of common stock, pursuant to Nevada Law, each share has voting rights of 1 vote per share of common stock with the voting rights designated above. Any shareholder rights not specified within our Articles of Incorporation and or By-Laws will automatically default to the provisions set forth by Nevada Laws as it relates to corporations.

Our articles of incorporation do not specifically mention any dividend or liquidation rights for our stockholders. Instead, any such rights granted to stockholders are governed by Chapter 78 of the Nevada Revised Statutes (NRS). Regarding liquidation rights, one can find relevant information in the subsection titled "Sale of Assets; Dissolution and Winding Up" within Chapter 78, which includes, but is not limited to, statutes like NRS 78.580, 78.585, 78.590, and 78.597. These statutes outline the procedures and rights associated with a dissolution or winding-up event in more detail. Furthermore, within Chapter 78, the subsection titled "Stock and Other Securities; Distributions" elaborates on the rights of holders concerning dividends, specifically mentioning that they have no preemptive right.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The legal validity of the common stock shares offered hereby has been reviewed and will be confirmed by Mont E. Tanner, with an office address at 2950 East Flamingo Road, Suite G, Las Vegas, Nevada 89121.

The financial statements included in this prospectus and the accompanying registration statement have been audited by JP Centurion & Partners PLT, covering the periods and to the extent described in their report appearing elsewhere in this document and registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information we may be required to file may be found at the internet site provided.

The Company’s mailing address is 3/F, Mow Hing Industrial Building, 205 Wai Yip Street, Kwun Tong, Kowloon, Hong Kong. If a shareholder wishes to contact the Company in writing, please utilize the aforementioned mailing address and address mail to our Chief Executive Officer and director, Chan Siu Hung.

 DESCRIPTION OF FACILITIES

The Company currently rents approximately 300 square feet of office space from Tri-Hero Holdings Limited, an entity owned by our Chief Executive Officer and Director, Mr. Chan Siu Hung. The monthly rental cost for this office space is approximately $1,282 (HK$10,000). The lease will end on June 30, 2025.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. At this time, we, our officers and directors, are not currently involved in any legal proceedings of any kind.

PATENTS AND TRADEMARKS

As of the date of this Registration Statement, we do not have any patents or trademarks nor have we applied for any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding our officers and directors, who will continue to serve in such positions, is provided below:

Officer/ Director Biography

NAME	AGE	POSITION
Chan Siu Hung	55	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, Director

Chan Siu Hung – Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, Director

Mr. Chan graduated from Buddhist Chi Hong College in Hong Kong in 1988.

In 2008, Mr. Chan founded Scientist Home Limited, a Hong Kong company, and continues to serve as Chief Executive Officer. The company specializes in investment holding, retailing, and distribution of health foods and related products. Since its inception, Mr. Chan has been pivotal in driving the company’s growth by focusing on daily operations, sales and marketing, strategic business planning, and product development. He also plays a key role in training and developing the sales team to ensure alignment with the company’s goals and values.

In 2024, Mr. Chan founded Scientist Home Future Health Limited, where he currently serves as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. His extensive experience in leading operations, strategic planning, and team leadership has, in the belief of the Company, qualified him to guide Scientist Home Future Health Limited as it pursues new opportunities in the health industry.

Corporate Governance

The Company is committed to promoting accountability in maintaining honest and ethical conduct, ensuring full, fair, accurate, timely, and understandable disclosure in reports and documents filed with the SEC, and striving to comply with all applicable laws, rules, and regulations. While the Company has not formally adopted a written code of business conduct and ethics for its employees, officers, or directors, as it is not required to do so, it remains dedicated to these principles.

In the absence of an Audit Committee, the Company’s sole director, Mr. Chan Siu Hung, is responsible for overseeing the selection of external auditors, reviewing the scope and effectiveness of the annual audit of the Company’s financial statements, and evaluating other services provided by the independent public accountants.

Currently, the Board of Directors consists of only one member, Mr. Chan Siu Hung, who is also responsible for reviewing the Company’s internal accounting controls, practices, and policies.

Committees of the Board

Currently, our Company does not have separate nominating, compensation, or audit committees, nor do we have written charters for such committees. Our sole director, Mr. Chan Siu Hung, believes that these committees are unnecessary at this time, as he is capable of performing the functions typically carried out by such committees.

Audit Committee Financial Expert

The Board of Directors, consisting solely of Mr. Chan Siu Hung, has determined that there is no member who qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. Additionally, there is no director who meets the definition of "independent" as outlined in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and in Rule 4200(a)(14) of the FINRA Rules.

We believe Mr. Chan is sufficiently capable of analyzing and evaluating our financial statements and understanding the internal controls and procedures for financial reporting.

Given the current stage of our development and financial condition, our sole director does not find it necessary to establish an audit committee. Furthermore, appointing an independent director who would qualify as an "audit committee financial expert" would be financially burdensome, and in our view, not justified at this time.

Involvement in Certain Legal Proceedings

Our officers and directors have not been involved in any of the following events during the past ten years:

1.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
2.	Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
3.	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
4.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent directors until such time as we are required to do so.

At this time, the Board of Directors, is comprised of only one individual, Mr. Chan Siu Hung.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors, consisting solely of Mr. Chan, evaluated the business of the Company and the number of employees and determined that since the business is operated solely by Mr. Chan at present, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board of Directors, consisting solely of Mr. Chan, believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer and Director, Chan Siu Hung, at the address appearing on the first page of this Registration Statement.

EXECUTIVE COMPENSATION

The below table includes compensation paid to our officers and directors through September 30, 2024. We were incorporated on July 3, 2024.

Summary Compensation Table:

Name and principal position (a)	As of September 30, (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-equity incentive plan compensation ($) (g)	Non-qualified deferred compensation earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)

Chan Siu Hung, Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director	2024	-	-	-	-	-	-	-	-

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officer or director.

Director Compensation

Currently, our Board of Directors does not receive any compensation for their services. However, the Board reserves the right to grant compensation in the form of cash or stock-based awards to directors in the future, with such decisions being at the sole discretion of the Board.

Executive Compensation Philosophy

Compensation for our executive officers is determined by the Board of Directors at its sole discretion. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may award incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is directly influenced by the executives' actions and performance.

Long-term, Stock Based Compensation

To attract, retain, and motivate executives necessary for the Company’s long-term strategy, the Board may award long-term, stock-based compensation in the future. Currently, there are no immediate plans to offer such compensation, but the decision will remain at the sole discretion of the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this registration statement, the Company has 23,480,000 shares of common stock issued and outstanding.

The address for the below beneficial owner(s) are the same as the Company unless otherwise noted.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Chan Siu Hung [1]	20,000,000	85.18%	85.18%
5% or greater Shareholders (of any class)
N/A	-	-	-
Total	20,000,000	85.18%	85.18%

1 Chan Siu Hung serves as Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director of the Company since July 3, 2024.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Office Space

The Company currently rents approximately 300 square feet of office space from Tri-Hero Holdings Limited, an entity owned by our Chief Executive Officer and Director, Mr. Chan Siu Hung. The monthly rental cost for this office space is approximately $1,282 (HK$10,000). The lease will end on June 30, 2025.

Contributions

As of September 30, 2024, a director of the Company advanced $5,617 to the Company, which is unsecured, interest-free with no fixed payment term, for working capital purpose. Imputed interest is considered insignificant.

As of September 30, 2024, there is an amount due from a related party $12,951, which is interest-free, unsecured and have no fixed terms of repayment. Imputed interest is considered insignificant.

Sale of Shares

On July 3, 2024, we sold 100,000 shares of restricted Common Stock to Mr. Chan Siu Hung, at a price of $0.0001 per share of Common Stock. The total subscription amount paid by Mr. Chan was $10. Mr. Chan serves as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

On August 14, 2024, we sold 19,900,000 shares of restricted Common Stock to Mr. Chan Siu Hung, at a price of $0.0001 per share of Common Stock. The total subscription amount paid by Mr. Chan was $1,990.

The proceeds from the sale of all the shares mentioned above went to the Company to be used as working capital.

The aforementioned sales of shares were conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sales of shares were made only to non-U.S. persons/entities (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Acquisition

On September 26, 2024, the Company acquired 100% of Scientist Home Future Health Holding Limited, a company domesticated in the Marshall Islands, from Mr. Chan Siu Hung, who is our Chief Executive Officer and Director. The total consideration paid pursuant to this acquisition was $1.00. This transaction is classified as a related party transaction.

Review, Approval and Ratification of Related Party Transactions

Given our early stage of development and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer, Director and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction(s).

PRINCIPAL ACCOUNTING FEES AND SERVICES

As the company was incorporated in 2024 and professional services commenced this year, there were no professional services provided by the principal accountants for the fiscal year 2023. The audit fees for the period up to September 30, 2024 are $15,000, as outlined below:

2024
Audit fees	$15,000
Auditor related fees	-
Tax fees	-
All other fees	-

Total	$15,000

Tax fees represent professional services rendered by the accounting firm for tax compliance, tax advice, and tax planning. All other fees represent fees billed for products and services provided by the accounting firm, other than the services reported for in the other categories.

MATERIAL CHANGES

None.

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

  Index to Financial Statements - Scientist Home Future Health Limited

(Audited)

Page
Audited Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2
CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2024	F-3
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME FROM JULY 3, 2024 (DATE OF INCEPTION) TO SEPTEMBER 30, 2024	F-4
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY FROM JULY 3, 2024 (DATE OF INCEPTION) TO SEPTEMBER 30, 2024	F-5
CONSOLIDATED STATEMENT OF CASH FLOWS FROM JULY 3, 2024 (DATE OF INCEPTION) TO SEPTEMBER 30, 2024	F-6
NOTES TO FINANCIAL STATEMENTS	F-7 - F-9

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Scientist Home Future Health Limited

3/F, Mow Hing Industrial Building

205 Wai Yip Street

Kwun Tong, Kowloon, Hong Kong

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Scientist Home Future Health Limited, and its subsidiaries (the ‘Company’) as of September 30, 2024, and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for the period ended from July 3, 2024 (date of inception) to September 30, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024, and the results of its operations and its cash flows for the period ended from July 3, 2024 (date of inception) to September 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Recognition of ASC 842 Leases

During the financial period ended September 30, 2024, the Company, on July 16, 2024, entered into contractual agreements with its related party in leasing a office room for a tenure of one year with a monthly rent rate of $1,282, without clear indication of option to extend the tenure. We identified the recognition and accounting treatment of the leases as a critical audit matter because of the significant degree of judgement required on the determination between application of short-term lease exemption and recognition of short-term leases and right-of use.

Our audit procedure in this area in assessing the recognition of leases and application of short-term lease exemption are as follows:

a)	Assessing the tenancy agreement provided by the management;

b)	Assessing the reliability of management’s assumption and estimate in place;

c)	Evaluated the appropriateness of the management’s determination of the recognition of leases and application of short-term lease exemption;

d)	Performed analysis and findings on the recognition of leases and application of short-term lease exemption; and

e)	Assessed the adequacy and reasonableness of the disclosure in the financial statements.

/s/ JP Centurion & Partners PLT

JP CENTURION & PARTNERS PLT
We have served as the Company’s auditor since 2024.
Kuala Lumpur, Malaysia

November 25, 2024

PCAOB ID: 6723

- F2 -

Scientist Home Future Health Limited

CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(Audited)

As of September 30, 2024
Assets
Current assets
Cash and cash equivalents	$18,961
Inventories	4,467
Amount due from a related party	12,951
Total current assets	36,379

Total assets	$36,379

Liabilities and stockholders’ equity
Current liabilities
Other payables and accrued liabilities	$16,754
Deferred revenue	1,027
Amount due to a related party	3,846
Amount due to a director	5,617
Total current liabilities	27,244

Total liabilities	$27,244

Stockholders’ equity
Common stock, par value $0.0001; 200,000,000 shares authorized, 23,480,000 issued and outstanding as of September 30, 2024	$2,348
Additional paid in capital	6,612
Retained earning	175
Total stockholders’ equity	$9,135

Total liabilities and stockholders’ equity	$36,379

The accompanying notes are an integral part of these financial statements.

- F3 -

Scientist Home Future Health Limited

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

FROM JULY 3, 2024 (DATE OF INCEPTION) TO SEPTEMBER 30, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(Audited)

From July 3, 2024 (date of inception) to September 30, 2024
Revenues	$59,363

Cost of revenues (including $32,972 of cost of revenues to related party for the period ended September 30, 2024)	(32,972)

Gross profit	26,391

Selling, general and administrative expenses (including $3,846 of selling, general and administrative expenses to related party for the period ended September 30, 2024)	(24,463)

Income from operation	1,928

Other Income	1

Income before income tax	1,929

Income tax provision	(1,754)

Net income	$175

Other comprehensive income:
Foreign currency translation income	-

Total Comprehensive Income	$175

Net income per share, basic and diluted:	0.00

Weighted average number of common shares outstanding – Basic and diluted	11,692,809

The accompanying notes are an integral part of these financial statements.

- F4 -

Scientist Home Future Health Limited

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FROM JULY 3, 2024 (DATE OF INCEPTION) TO SEPTEMBER 30, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(Audited)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	RETAINED EARNING	TOTAL EQUITY
	Number of shares	Amount
Balance, July 3, 2024 (inception)	100,000	$10	$-	$-	$10
Issuance of share capital - founder's shares	19,900,000	1,990	-	-	1,990
Issuance of share capital - private placement	3,480,000	348	6,612	-	6,960
Net income for the period	-	-	-	175	175
Balance as of September 30, 2024	23,480,000	$2,348	$6,612	$175	$9,135

The accompanying notes are an integral part of these financial statements.

- F5 -

Scientist Home Future Health Limited

CONSOLIDATED STATEMENT OF CASH FLOWS

FROM JULY 3, 2024 (DATE OF INCEPTION) TO SEPTEMBER 30, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(Audited)

From July 3, 2024 (date of inception) to September 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$175
Changes in operating assets and liabilities:
Inventories	(4,467)
Deferred revenue	1,027
Other payables and accrued liabilities	16,754
13,314

Net cash provided by operating activities	$13,489

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	$8,960
Amount due from related parties	(9,105)
Amount due to a director	5,617

Net cash provided by financing activities	$5,472

Net increase in cash and cash equivalents	18,961
Cash and cash equivalents, beginning of period	-
CASH AND CASH EQUIVALENTS, END OF PERIOD	$18,961

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

The accompanying notes are an integral part of these financial statements.

- F6 -

Scientist Home Future Health Limited

NOTES TO FINANCIAL STATEMENTS

FROM JULY 3, 2024 (DATE OF INCEPTION) TO SEPTEMBER 30, 2024

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

1. ORGANIZATION AND BUSINESS BACKGROUND

Scientist Home Future Health Limited was incorporated under the laws of the State of Nevada on July 3, 2024. The Company through its subsidiaries, engages in the field of retail trading of health supplements and topical creams in Hong Kong.

Name of entity	Place of incorporation	Principal activities	Immediate holding company	% of effective ownership interest held by the Group in 2024
Scientist Home Future Health Holding Limited	Marshall Islands	Investment holding	Scientist Home Future Health Limited	100%
Scientist Home Future Health Limited (“Scientist Home HK”)	Hong Kong SAR	Retail trading of health supplements and topical creams	Scientist Home Future Health Holding Limited	100%

Scientist Home Future Health Limited is a company that operates through its wholly owned subsidiary, Scientist Home Future Health Holding Limited, a Company incorporated in republic of the Marshall Islands. It should be noted that our wholly owned subsidiary, Scientist Home Future Health Holding Limited, owns 100% of Scientist Home HK, a Hong Kong Company. At this time, we operate exclusively through our wholly owned subsidiaries and share the same business plan with our subsidiaries.

On September 26, 2024, Scientist Home Future Health Holding Limited acquired 100% of the equity interests of Scientist Home HK, from our Chief Executive Officer, Mr. Chan Siu Hung. On September 26, 2024, Scientist Home Future Health Limited, a Nevada corporation, acquired 100% of the equity interests of Scientist Home Future Health Holding Limited, from our Chief Executive Officer, Mr. Chan Siu Hung.

Scientist Home Future Health Limited and its subsidiaries are hereinafter referred to as the “Company”.

2. BASIS OF PRESENTATION

The accompanying consolidated financial statements of the Company are prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“ SEC ”) and in conformity with generally accepted accounting principles in the U.S. (“ US GAAP ”). All material inter-company accounts and transactions have been eliminated in consolidation. The Company has adopted December 31 as its fiscal year end.

The accompanying consolidated financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Accounts Receivable

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company extends credit to its customers in the normal course of business and generally does not require collateral. The Company’s credit terms are dependent upon the segment, and the customer. The Company assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer’s payment history and its current creditworthiness. If in management’s judgment collection is not probable, the Company does not record revenue until the uncertainty is removed.

Management performs ongoing credit evaluations, and the Company maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for doubtful accounts is the Company’s best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for doubtful accounts each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer’s receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of the Company’s future allowance for doubtful accounts. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability.

Accounts receivable is recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts receivable is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

Expected credit losses

The Company estimates and records a provision for its expected credit losses related to its financial instruments, including its trade receivables. Management considers historical collection rates, the current financial status of the Company’s customers, macroeconomic factors, and other industry-specific factors when evaluating current expected credit losses. Forward-looking information is also considered in the evaluation of current expected credit losses. However, because of the short time to the expected receipt of accounts receivable, management believes that the carrying value, net of expected losses, approximates fair value and therefore, relies more on historical and current analysis of such financial instruments, including its trade receivables.

Credit loss rate is determined by historical collection based on aging schedule, adjusted for current conditions using reasonable and supportable forecasts. Based on the aging categorization and the adjusted loss rate per category, an allowance for credit losses is calculated by multiplying the adjusted loss rate with the amortized cost in the respective age category.

Inventories

Inventories consist of finished goods and are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale. When inventories are sold, their carrying amount is charged to expense in the period in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the period the impairment or loss occurs. No write-downs for obsolete finished goods for the period ended September 30, 2024.

Revenue Recognition

The Company derives its revenues through sale of goods, primarily health supplements and topical creams. Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i)	identification of the promised goods and services in the contract;
(ii)	determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;
(iii)	measurement of the transaction price, including the constraint on variable consideration;
(iv)	allocation of the transaction price to the performance obligations; and
(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under Topic 606, the Company records revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. The Company records revenue from the sale of product upon shipment or delivery of the products to the customer.

- F7 -

Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “ Earnings Per Share ”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company conducts major businesses in Hong Kong and is subject to tax in this jurisdiction. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

Foreign Currency Translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“US$”). The Company’s subsidiary in Marshall Islands and Hong Kong maintains its books and record in United States Dollars (“US$”) and Hong Kong Dollars (“HK$”) respectively, and HK$ is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from HK$ into US$1 has been made at the following exchange rates for the respective periods:

As of and for the period ended September 30, 2024
Period-end HK$ : US$1 exchange rate	7.8
Period-average HK$ : US$1 exchange rate	7.8

Fair Value Measurement

Accounting Standards Codification (“ ASC ”) 820 “ Fair Value Measurements and Disclosures ”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Related party balances and transactions

A related party is generally defined as:

(i)	any person that holds the Company’s securities including such person’s immediate families,
(ii)	the Company’s management,
(iii)	someone that directly or indirectly controls, is controlled by or is under common control with the Company, or
(iv)	anyone who can significantly influence the financial and operating decisions of the Company.

A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Lease

According to ASC 842, a short-term lease is defined as a lease that, at the commencement date, has a lease term of 12 months or less and does not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise. The short-term lease election can only be made at the commencement date.

A lessee that makes this accounting policy election does not recognize a lease liability or right-of-use asset on its balance sheet. Instead, the lessee recognizes lease payments on a straight-line basis over the lease term and variable lease payments that do not depend on an index or rate in the period in which the achievement of the specified target that triggers the variable lease payments becomes probable. Any previously recognized variable lease cost is reversed if it becomes probable that the specified target will no longer be met.

When determining whether a lease qualifies as a short-term lease, a lessee evaluates the lease term and the purchase option in the same manner as all other leases. That is, the lease term includes the noncancelable term of the lease and all of the following:

(i)	Periods covered by an option to extend the lease if the lessee is reasonably certain to exercise that option;
(ii)	Periods covered by an option to terminate the lease if the lessee is reasonably certain not to exercise that option; and
(iii)	Periods covered by an option to extend (or not terminate) the lease in which the exercise of the option is controlled by the lessor.

A lease that qualifies as a short-term lease at the commencement date no longer meets the definition of a short-term lease when there is a change in a lessee’s assessment of either:

(i)	The lease term so that, after the change, the remaining lease term extends more than 12 months from the end of the previously determined lease term
(ii)	Whether it is reasonably certain to exercise an option to purchase the underlying asset

The Company currently rents office space for a lease term of 12 months or less. The monthly rental cost for this office space is approximately $1,282 (HK$10,000). The lease will end on June 30, 2025. The lease does not have any renewal option. The Company makes a short-term lease election and recognizes lease payments for its short-term lease on a straight-line basis over the lease term.

Recently issued and adopted accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard-setting bodies that the Company adopts as of the specified effective date. Unless otherwise discussed, the Company does not believe that the adoption of any recently issued standards has had or may have a material impact on its condensed consolidated financial statements or disclosures.

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” which is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The purpose of the amendment is to enable investors to better understand an entity’s overall performance and assess potential future cash flows. The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the potential impact of adopting this new guidance on our consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which modifies the rules on income tax disclosures to require disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. The guidance is effective for annual periods beginning after December 15, 2024, with early adoption permitted. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. The Company is currently evaluating the potential impact of adopting this new guidance on our consolidated financial statements and related disclosures.

4. INVENTORIES

As of September 30, 2024 (Audited)
Trading goods	$3,914
Goods in transit	$553
Total inventories	$4,467

5. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consist of the following:

As of September 30, 2024 (Audited)
Accrued liabilities	$15,000
Income tax payable	1,754
Total other payables and accrued liabilities	$16,754

6. SHAREHOLDERS’ EQUITY

On July 3, 2024, upon the incorporation of the Company, Mr. Chan Siu Hung, subscribed 100,000 shares of common stock at par value of $0.0001 per share for a total subscription value of $10.

On August 14, 2024, Mr. Chan Siu Hung, has further subscribed 19,900,000 shares of common stock at par value of $0.0001 per share for a total subscription value of $1,990.

For the period ended September 30, 2024, each of three (3) investors subscribed 1,160,000 shares of common stock at $0.002 per share amounted to $2,320, respectively for an aggregate gross proceeds of $6,960.

As of September 30, 2024, the Company had a total of 23,480,000 shares of its common stock issued and outstanding. There are no shares of preferred stock issued and outstanding.

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7. AMOUNT DUE TO A DIRECTOR

As of September 30, 2024, a director of the Company advanced $5,617 to the Company, which is unsecured, interest-free with no fixed payment term, for working capital purpose. Imputed interest is considered insignificant.

8. INCOME TAX

The income before income taxes of the Company for the period ended September 30, 2024 was comprised of the following:

For the period ended September 30, 2024 (Audited)
Tax jurisdictions from:
- Local	$(17,952)
- Foreign, representing:
Marshall Islands (non-taxable jurisdiction)	(1,382)
Hong Kong	21,263
Income before income taxes	$1,929

Provision for income taxes consisted of the following:

For the period ended September 30, 2024 (Audited)
Current:
- Local	$-
- Foreign	$1,754

Deferred tax assets:
- Local	$-
- Foreign	$-

Deferred tax liabilities:
- Local	$-
- Foreign	$-

Income tax payable:
- Local	$-
- Foreign	$1,754

Income tax assets:
- Local	$-
- Foreign	$-

The Company is a U.S. entity and is subject to the United States federal income tax. No provision for income taxes in the United States has been made as the Company had no United States taxable income for the period ended September 30, 2024.

Scientist Home Future Health Holding Limited was incorporated in the Republic of Marshall Islands and, under the laws of Marshall Islands, is not subject to income taxes.

The Company operates in Hong Kong and files tax returns in the Hong Kong jurisdiction. Scientist Home Future Health Limited was incorporated in Hong Kong and is subject to Hong Kong income tax at a tax rate of 16.5%. (the first HKD 2 million (equivalent USD 258,000) of profits earned by the company will be taxed at half the current tax rate (i.e., 8.25%) whilst the remaining profits will continue to be taxed at the existing 16.5% tax rate.) Provision for income taxes in the Hong Kong has been made as the Company had Hong Kong taxable income for the period ended September 30, 2024.

No deferred taxes were recognized for the period ended September 30, 2024.

Effective and Statutory Rate Reconciliation

The following table summarizes a reconciliation of the Company’s statutory income tax rate to the Company's effective tax rate as a percentage of income from continuing operations before taxes:

For the period ended September 30, 2024 (Audited)
HK statutory tax rate	8.25%
Increase in valuation allowance	82.66%
Effective tax rate	90.91%

9. RELATED PARTY TRANSACTIONS

Name of Related Parties	Relationship with the Company
Chan Siu Hung	Chairman, Chief Executive Officer and Director of the Company
Related party A	An entity owned by our Chairman, Chief Executive Officer and Director of the Company
Related party B	An entity owned by our Chairman, Chief Executive Officer and Director of the Company

The Company rents an office space, monthly rental of $1,282 (HK$10,000), from Related party A. The lease will end on June 30, 2025

The Company purchases the trading goods and courier services from Related party B, amounting to $37,439 for the period ended September 30, 2024.

Due from related party	As of September 30, 2024 (Audited)
Related party B	$12,951
Total	$12,951

The amounts due from related party is interest-free, unsecured and have no fixed terms of repayment.

Due to related party	As of September 30, 2024 (Audited)
Related party A	$3,846
Total	$3,846

The amounts due to related party is interest-free, unsecured, and repayable on demand.

10. CONCENTRATION OF RISK

Customer Concentration

For the period ended September 30, 2024, the Company generated total revenue of $59,363, of which no customer accounted for more than 10% of the Company’s total revenue.

Vendor Concentration

For the period ended September 30, 2024, the Company incurred cost of revenues of $32,972, accounted by a single vendor.

	For the period ended September 30, 2024 (Audited)
	Cost of revenue	Percentage of Cost of revenue	Accounts payable, trade

Vendor A	$32,972	100%	$-
Total	$32,972	100%	$-

Vendor A is an entity owned by our Chairman, Chief Executive Officer and Director of the Company.

11. SEGMENT REPORTING

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has single reportable segment based on business unit, retail trading business and two reportable segments based on country, Hong Kong and Non-Hong Kong.

In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

	For the period ended and As of September 30, 2024 (Audited)
By Business Unit	Retail Trading Business	Total
Revenues	$59,363	$59,363

Cost of revenues	(32,972)	(32,972)

Gross profit	$26,391	$26,391

Selling, general and administrative expenses and other income	(24,462)	(24,462)

Income from operations	1,929	1,929

Total assets	$36,379	$36,379
Capital expenditure	$-	$-

	For the period ended and As of September 30, 2024 (Audited)
By Country	Hong Kong	Non-Hong Kong	Total
Revenues	$59,363	$-	$59,363

Cost of revenues	(32,972)	-	(32,972)

Gross profit	$26,391	$-	$26,391

Selling, general and administrative expenses and other income	(5,128)	(19,334)	(24,462)

Income from operations	21,263	(19,334)	1,929

Total assets	$27,418	$8,961	$36,379
Capital expenditure	$-	$-	$-

12. SUBSEQUENT EVENTS

In accordance with ASC 855, the Company evaluated all of its activity through the issue date of the financial statements and concluded that no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

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 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee (1)	$620.05
Auditor Fees and Expenses	$30,000.00
Consulting Fees, Legal Fees & Related Expenses	$75,000.00
Transfer Agent Fees	$1,500.00
TOTAL	$107,120.05

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On July 3, 2024, we sold 100,000 shares of restricted Common Stock to Mr. Chan Siu Hung, at a price of $0.0001 per share of Common Stock. The total subscription amount paid by Mr. Chan was $10. Mr. Chan serves as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

On August 14, 2024, we sold 19,900,000 shares of restricted Common Stock to Mr. Chan Siu Hung, at a price of $0.0001 per share of Common Stock. The total subscription amount paid by Mr. Chan was $1,990.

On September 9, 2024, we sold 1,160,000 shares of restricted Common Stock to Chee Lay Peng, Chang Yan Kit, and Yuen Wai Ling, at a price of $0.002 per share of Common Stock. The total subscription amount paid by each party was $2,320. The total number of shares sold pursuant to the aforementioned transactions was 3,480,000.

The proceeds from the sale of all the shares mentioned above went to the Company to be used as working capital.

The aforementioned sales of shares were conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sales of shares were made only to non-U.S. persons/entities (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description
3.1	Certificate of Incorporation (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm (1)
107	Filing Fee Table (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Kowloon, Hong Kong, on November 25, 2024.

Scientist Home Future Health Limited

By: /s/ Chan Siu Hung
Name: Chan Siu Hung
Title: Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director Date: November 25, 2024

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Chan Siu Hung  Signature: /s/ Chan Siu Hung  Title: Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, Director (Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer)

Date: November 25, 2024